UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	90-1073143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In February 2017, eWellness Healthcare Corporation (the “Registrant”), entered into financing arrangements with three third-parties, as follows:

(i)	On February 14, 2017, the Registrant entered into a Securities Purchase Agreement with JEB Partners L.P. (“JEB”), pursuant to which the Registrant issued to JEB a convertible note in the principal amount of $55,000, from which the Registrant received net proceeds of $50,000. Reference is made to the Registrant’s Forms 8-K filed with the SEC on January 11 and January 31, 2017, in which the Registrant reported separate convertible note financings with JEB under the same terms and conditions. In each instance, the $55,000 convertible notes (the “Notes”) are convertible into restricted shares of the Registrant’s common stock, par value $0.001, at conversion price into which the principal amount and accrued interest at 8% per annum, equal to the lesser of: (i) $0.20 per share; or (ii) 75% of the average of the VWAPs for the five (5) trading days immediately following the 180th calendar day after the original issue date. Although the Registrant has an informal arrangement with JEB from which it anticipates up to an additional $1.1 million in convertible note financing, there can be no assurance that additional capital will be invested by JEB at the same terms and conditions, if at all; and

(ii)	The Registrant and an institutional investor (the “Investor”) entered into an investment agreement on February 14, 2017, pursuant to which: (a) the Investor agreed to fund up to $5,000,000 in reliance upon an exemption provided under Rule 506 of Regulation D promulgated by the SEC under the Securities act of 1933, as amended (the “Act”); (b) the Registrant will file a registration statement on Form S-1 with the SEC within 15 days after the Registrant files its annual report on Form 10-K for the year-ended December 31, 2016, under a Registration Rights Agreement; (c) the Registrant issued a convertible note to the Investor in the principal amount of $100,000, bearing interest at 8%; and (d) the Registrant issue a second convertible note to the Investor in the principal amount of $275,000 bearing interest at 8%, of which $125,000 was initially funded on February 14, 2017 and the remainder as set forth in this Note. The investment agreement closed on February 14, 2017, on which date the initial funding of the $125,000 was wired by the Investor to the Registrant; and

(iii)	The Registrant and Crossover Capital Fund II, LLC (“Crossover”) entered into a Securities Purchase Agreement dated February 9. 2019, pursuant to which the Registrant issued Crossover two 5.5% convertible notes in the aggregate principal amount of $165,000.00, each in the amount of $82,500.

Each of the two notes shall contain a 10% OID such that the purchase price of each note shall be $75,000. The first of the two notes shall be paid for by Crossover as set forth in such note and the second note shall initially be paid for by the issuance of an offsetting $75,000.00 secured note issued to the Registrant by Crossover, provided that prior to conversion of the second note, Crossover must have paid off the offsetting $75,000 note in cash such that the second note may not be converted until it has been paid for in cash by Crossover. Copies of the transaction documents related to the Crossover financing, which will not close until the Registrant files its Information Statement on Schedule 14C is filed with the SEC, which filing is expected to be filed by February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2017

eWellness Healthcare Corporation

By:	/s/ Darwin Fogt
Name:	Darwin Fogt
Title:	Chief Executive Officer